                                                                  Exhibit (m)1.1

                        FRANK RUSSELL INVESTMENT COMPANY
                                DISTRIBUTION PLAN

                                 CLASS A SHARES
                                 CLASS B SHARES
                                 CLASS C SHARES
                                 CLASS D SHARES

         This Distribution Plan (the "Plan") has been adopted with respect to Class A, Class B Shares, Class C Shares and Class D Shares (each, respectively, the "Shares") issued by certain Funds, as defined below, of Frank Russell Investment Company (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), consisting of distinct portfolios of shares of common stock (each a "Fund" or, collectively, the "Funds") by the Board of Trustees of the Company (the "Board"), in conformance with Rule 12b-1 under the 1940 Act.

         This Plan will pertain to the Class A, Class B and Class C Shares of each of the following Funds: Diversified Equity Fund, Special Growth Fund, Quantitative Equity Fund, Diversified Bond Fund, Short Term Bond Fund, Tax Exempt Bond Fund, Multistrategy Bond Fund, International Securities Fund, Real Estate Securities Fund, Select Value Fund, Select Growth Fund, Tax-Managed Large Cap Fund, Emerging Markets Fund, Tax-Managed Global Equity Fund, Tax-Managed Aggressive Strategy Fund, Tax-Managed Moderate Strategy Fund, Tax-Managed Conservative Strategy Fund, Tax-Managed Mid & Small Cap Fund, and Tax-Managed Overseas Equity Fund.

         This Plan will also pertain to the Class A, Class C Shares and the Class D Shares of each of the following Funds: Equity Aggressive Strategy Fund, Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund.

         This Plan will also pertain to the Class A Shares of the Money Market and Tax Free Money Market Funds.

         This Plan shall also apply to Shares of any other Fund as shall be designated from time to time by the Board in any supplement to the Plan ("Supplement").

         SECTION 1. PAYMENT OF DISTRIBUTION-RELATED SERVICES. The Company may compensate its principal underwriter (the "Distributor") or any investment advisers, banks, broker-dealers or other financial institutions that have entered into Sales Support Agreements ("Selling Agents") for any activities or expenses primarily intended to result in the sale of Shares of the Company's Funds, as set forth in a Selling Agent Sales Support Agreement, forms of which are set forth as Appendix A and Appendix B hereto (each, a "Support Agreement"), provided that any material modifications of services listed in the Support Agreement shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. Payments by the Company under this Section 1 of the Plan will be calculated daily and paid quarterly at a rate or rates set from time to time by the Board, provided that no rate set by the Board for Shares of any Fund may exceed, on an annual basis, .75% of the average daily net asset value of a Fund's Shares.

         SECTION 2. DISTRIBUTION-RELATED EXPENSES COVERED BY THE PLAN. The fees payable under Section 1 of this Plan may be used to compensate (a) Selling Agents for sales support services provided, and related expenses incurred, with respect to Shares by such Selling Agents and (b) the Distributor for distribution services provided, and related expenses incurred by it with respect to Shares, including payments made by the Distributor to compensate Selling Agents for providing such support services and incurring such related expenses.

         SECTION 3. SALES SUPPORT AGREEMENTS. Any officer of the Company is authorized to execute and deliver, in the name and on behalf of the Company, (a) written agreements with Selling Agents and (b) a written agreement with the Distributor, each in a form duly approved from time to time by the Company's Board. Any such agreement with Selling Agents and any such agreement with the Distributor shall be in substantially the forms attached hereto as Appendix A and Appendix B, respectively, until modified by the Board.

         SECTION 4. LIMITATIONS ON PAYMENTS. Payment made by a Fund under
Section 1 must be for distribution services rendered for or on behalf of such Fund. All expenses incurred by a Fund in connection with the Support Agreement and the implementation of this Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund involved. If more than one Fund is involved and these expenses are not directly attributable to the Shares of a particular Fund, then the expenses may be allocated between or among the Shares of all relevant Funds in a fair and equitable manner.

         Notwithstanding anything herein to the contrary, no Fund shall be obligated to make any payments under this Plan that exceed the maximum amounts payable under the applicable Rules of the National Association of Securities Dealers.

         SECTION 5. REPORTS OF DISTRIBUTOR. So long as this Plan is in effect, the Distributor shall provide to the Company's officers and Board, and the Board shall review at least quarterly, a written report of the amounts expended by it pursuant to this Plan, or by Selling Agents pursuant to Support Agreements, and the purposes for which such expenditures were made.

         SECTION 6. DEFINITION OF MAJORITY VOTE. As used herein, the term "Majority Vote" of the Shares of a Fund means a vote of the holders of the lesser of (a) more than fifty percent (50%) of the outstanding Shares of a Fund or (b) sixty-seven percent (67%) or more of the Shares of a Fund present at a shareholders' meeting, if the holders of more than 50% of the outstanding Shares of such Fund are present or represented by proxy.

         SECTION 7. APPROVAL OF PLAN. This Plan will become effective at such time as it is specified by the Board, as to the Shares of a Fund, provided, however, that the Plan is approved by (a) a Majority Vote of the Shares of a Fund, and (b) a majority of the Board, including a majority of the trustees who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

         SECTION 8. CONTINUANCE OF PLAN. This Plan may continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board in the manner described in Section 7.

         SECTION 9. AMENDMENTS. This Plan may be amended at any time with respect to any Fund by the Board provided that (a) any amendment to increase materially the costs that a Fund's Shares may bear for distribution pursuant to this Plan shall be effective upon only the Majority Vote of the outstanding Shares of the Fund, and (b) any material amendments of the terms of this Plan shall become effective only upon approval as provided in Section 7(b) hereof.

         SECTION 10. TERMINATION. This Plan is terminable, as to a Fund's Shares, without penalty at any time by (a) a vote of a majority of the Disinterested Trustees, or (b) a Majority Vote of the outstanding Shares of the Fund.

         SECTION 11. SELECTION/NOMINATION OF TRUSTEES. While this Plan is in effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

         SECTION 12. RECORDS. The Company will preserve copies of this Plan, and any agreements and written reports regarding this Plan presented to the Board for a period of not less than six years.

         SECTION 13. MISCELLANEOUS. The captions in this Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, Frank Russell Investment Company has adopted this revised Distribution Plan as of March 2, 2004.

                                           FRANK RUSSELL INVESTMENT
                                            COMPANY

                                           By:______________________________
                                           Title:___________________________

                                                                      APPENDIX A

                             SALES SUPPORT AGREEMENT
                               WITH SELLING AGENT

                          ______________________ SHARES
                                ("CLASS SHARES")

Ladies and Gentlemen:

         We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Class Shares of the investment portfolios (the "Funds") of Frank Russell Investment Company ("Investment Company") for which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares.

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide reasonable sales support assistance in connection with the sale of Class Shares to your customers ("Customers"). Your assistance may include, but neither is required to include nor is limited to, the following: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by us or the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares to your Customers as an inducement to invest in the Class Shares. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

         Section 2. We recognize that you may be subject to the provisions of the Investment Advisers Act of 1940 and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, you may be restricted in the activities you may undertake and for which you may be paid. You will perform only those activities, which are consistent with statutes and regulations applicable to you. You will act solely for the account of your Customers.

         Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

         Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us or the Investment Company or on its behalf to you, or in such supplemental literature or advertising as may be authorized by us on behalf of the Investment Company in writing.

         Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or the Investment Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us or the Investment Company or our respective designees concerning the performance of your responsibilities under this Agreement.

         Section 6. In consideration of the services and facilities provided by you hereunder, we, acting on behalf of the Investment Company, will pay to you, and you will accept as full payment therefor, a quarterly fee as set forth in Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us or the Investment Company or our respective designees, in our or its sole discretion, at any time upon notice to you. Further, we, the Investment Company or our respective designees may, in our or its discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any Customer or Customers and require that Class Shares be redeemed if any condition of investment in Class Shares, as described in the applicable then-current prospectuses, are not met.

         The fees payable under this Section 6 shall be used for sales support services provided, and related expenses incurred, by you. Payments may be applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating your offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies,
(ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Class Shares owned by or on behalf of Customers on any day does not exceed the income to be accrued by the Investment Company to such shares on that day.

         Section 7. You agree to furnish us or the Investment Company or our respective designees with such information as we, it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us, the Investment Company and our respective designees (including, without limitation, any auditors or legal counsel designated by the Investment Company or its agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Class Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with Customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your Customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

         Section 10. You agree to conform to any compliance standards adopted by us or the Investment Company as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

         Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Class Shares, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of the outstanding Class Shares of such Fund) or by us or you upon notice to the other party hereto.

         Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

         Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880;
Attention: President.

                                   Very truly yours,

                                   RUSSELL FUND DISTRIBUTORS, INC.

Dated as of  _______________       By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   ACCEPTED AND AGREED TO:

                                   _____________________________________________
                                   (Firm Name)

                                   _____________________________________________
                                   (Address)

                                   _____________________________________________
                                   (City)          (State)          (County)

                                   Fax #________________________________________

                                   Attention:___________________________________

Dated as of _____________          By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   APPENDIX A

                                  FEE SCHEDULE

Class Shares                                                           Fees(3)
------------                                                           ----

---------------------

(3) Fees are expressed as a percentage of the average net asset value of Class Shares held by your Customers during the preceding calendar quarter.

                                                                      APPENDIX B

                             SALES SUPPORT AGREEMENT
                                WITH DISTRIBUTOR

                                 CLASS A SHARES
                                 CLASS B SHARES
                                 CLASS C SHARES
                                 CLASS D SHARES

Ladies and Gentlemen:

         We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Class A, Class B, Class C and Class D Shares ("Class Shares") of the investment portfolios (the "Funds") of Frank Russell Investment Company ("Investment Company") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares.

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide or cause to be provided reasonable sales support assistance in connection with the sale of Class Shares. Your assistance may include, but neither is required to include nor is limited to, arranging for the following services and materials: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares;
(5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares as an inducement for others to invest in the Class Shares. All services rendered hereunder by you or caused to be rendered hereunder shall be performed in a professional, competent and timely manner.

         Section 2. We recognize that those who you retain to provide services or materials described in this Agreement may be subject to the provisions of the Investment Advisers Act of 1940 and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, such persons may be restricted in the activities they may undertake and for which they may be paid. You will cause such persons to perform only those activities, which are consistent with statutes and regulations applicable to them. You will cause such persons to act solely for the account of their Customers.

         Section 3. You will provide or cause to be provided such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by persons retained by you to provide services or materials described herein) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

         Section 4. Neither you nor any of your officers, employees or agents are authorized to make or cause to be made any representations concerning, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, or in such supplemental literature or advertising as may be authorized on behalf of the Investment Company in writing.

         Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Investment Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same). You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

         Section 6. In consideration of the services and facilities provided or caused to be provided by you hereunder, the Investment Company, will pay to you, and you will accept as full payment therefore, a quarterly fee as set forth in Appendix A hereto. From this fee, you, acting as agent of the Investment Company, shall compensate persons retained by you to provide services and materials described in this Agreement. The fee rate payable to you may be prospectively increased or decreased by the Investment Company or its designees, in its sole discretion, at any time upon notice to you. Further, the Investment Company or its designees may, in its discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any person.

The fees payable under this Section 6 shall be used for sales support services provided or caused to be provided, and related expenses incurred, by you or be any person retained by you to provide services or materials described in this Agreements. Payments may be paid to such persons or applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive and will cause any persons retained by you to provide services or materials described in this Agreement to agree to waive such portion of any fee payable to or by you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Class Shares on any day does not exceed the income to be accrued by the Investment Company to such shares on that day.

         Section 7. You agree to furnish or cause to be furnished the Investment Company or its designees with such information as it or they may reasonably request (including, without limitation, periodic certifications confirming the provision of the services described herein), and will otherwise cooperate with the Investment Company and its designees (including, without limitation, any auditors or legal counsel designated by the Investment Company or its agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that you will cause each person retained by you to provide services or materials under this Agreement to disclose the compensation payable to such persons, hereunder, together with any other compensation they receive in connection with the investment of their customers' assets in Class Shares of the Funds, will be disclosed by them to their customers to the extent required by applicable laws or regulations, will be authorized by their customers and will not be excessive or unreasonable under the laws and instruments governing their relationships with customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

         Section 10. You agree to, and agree to cause others retained by you pursuant to this Agreement to conform to any compliance standards adopted by the Investment Company as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

         Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Class Shares, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of the outstanding Class Shares of such Fund) or by you upon notice to the other party hereto.

         Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

         Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880;
Attention: President.

                                            Very truly yours,
                                            FRANK RUSSELL INVESTMENT COMPANY

Dated as of  _______________                By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            ACCEPTED AND AGREED TO:
                                            RUSSELL FUND DISTRIBUTORS, INC.
                                            909 A Street
                                            Tacoma, WA  98402
                                            Fax #   253-596-2497
                                            Attention: _________________________
Dated as of _____________                   By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                   APPENDIX A

                                  FEE SCHEDULE

Class Shares                           Fees(4)
------------                           -------
Class A                                 0.25%
Class B                                 0.75%
Class C                                 0.75%
Class D                                 0.25%

----------------------------
(4) Fees are expressed as a percentage of the average net asset value of Class Shares outstanding during the prior calendar quarter.

                            SHAREHOLDER SERVICES PLAN

                                 CLASS B SHARES
                                 CLASS C SHARES
                                 CLASS D SHARES
                                 CLASS E SHARES

         This Shareholder Services Plan (the "Plan") has been adopted with respect to Class B, Class C, Class D and Class E Shares (each, respectively, the "Shares") issued by certain Funds, as defined below, of Frank Russell Investment Company ("FRIC"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), consisting of distinct portfolios of shares of common stock (each a "Fund" or, collectively, the "Funds") by the Board of Trustees of the Company (the "Board").

         This Plan will pertain to:

                  5. Class E Shares of each of the Equity I, Equity II, Equity Q, International, Fixed Income I and Fixed Income III Funds;

                  6. Class B, Class C and Class E Shares of each of the Diversified Equity, Special Growth, Quantitative Equity, Diversified Bond, Short Term Bond, Tax Exempt Bond, Multistrategy Bond, International Securities, Real Estate Securities, Emerging Markets Funds, Select Value, Select Growth, Tax-Managed Overseas Equity, Tax-Managed Large Cap, Tax-Managed Global Equity, Tax-Managed Global Equity Strategy, Tax-Managed Moderate Strategy, Tax-Managed Conservative Strategy and Tax-Managed Mid & Small Cap Funds;

                  7. Class B, Class C, Class D and Class E Shares of each of the Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy and Conservative Strategy Funds; and

                  8. Class E Shares of the Selected Equity and the Selected Fixed Income Funds.

         This Plan shall also apply to Shares of any other Fund as shall be designated from time to time by the Board in any supplement to the Plan ("Supplement").

         SECTION 1. PAYMENT FOR SHAREHOLDER SERVICES. FRIC may compensate the Distributor or any broker-dealers, banks, investment advisers, financial planners and other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or record holders of Shares of any of FRIC's Funds offering such Shares ("Servicing Agents"), for any activities or expenses primarily intended to assist, support, or service their clients who beneficially own or are record holders of Shares of FRIC's Funds, as set forth in a Shareholder Services Agreement, forms of which are set forth as Appendix A and Appendix B hereto (each, a "Service Agreement"), provided that any material modifications of services listed in the Service Agreement shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. Payments by FRIC under this Section 1 of the Plan will be calculated daily and paid quarterly at a rate or rates set from time to time by FRIC's Board, provided that no rate set by the Board for Shares of any Fund may exceed, on an annual basis, .25% of the average net asset value of that Fund's Shares.

         SECTION 2. SHAREHOLDER SERVICING EXPENSES COVERED BY THE PLAN. The fees payable under Section 1 of this Plan may be used to compensate (a) Servicing Agents for shareholder services provided, and related expenses incurred, with respect to Shares, by such Servicing Agents and (b) the Distributor for shareholder services provided, and related expenses incurred by it with respect to Shares, including payments made by the Distributor to compensate Servicing Agents for providing such shareholder services and incurring such related expenses.

         SECTION 3. SHAREHOLDER SERVICES AGREEMENTS. Any officer of FRIC is authorized to execute and deliver, in the name and on behalf of FRIC, (a) written Service Agreements with Servicing Agents and (b) a written Service Agreement with the Distributor, each in a form duly approved from time to time by FRIC's Board. Any such Service Agreement with Servicing Agents and any such Service Agreement with the Distributor shall be in substantially the forms attached hereto as Appendix A and Appendix B, respectively, until modified by the Board.

         SECTION 4. LIMITATIONS ON PAYMENTS. Payment made by a Fund under
Section 1 must be for shareholder services rendered for or on behalf of such Fund. All expenses incurred by a Fund in connection with the Service Agreement and the implementation of this Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund involved. If more than one Fund is involved and these expenses are not directly attributable to the Shares of a particular Fund, then the expenses may be allocated between or among the Shares of all relevant Funds in a fair and equitable manner.

         Notwithstanding anything herein to the contrary, no Fund shall be obligated to make any payments under this Plan that exceed the maximum amounts payable under the rules of the National Association of Securities Dealers.

         SECTION 5. REPORTS OF DISTRIBUTOR. So long as this Plan is in effect, the Distributor shall provide to FRIC's officers and Board, and the Board shall review at least quarterly, a written report of the amounts expended by it pursuant to this Plan, or by Servicing Agents pursuant to Service Agreements, and the purposes for which such expenditures were made.

         SECTION 6. CONTINUANCE OF PLAN. Unless sooner terminated, this Plan may continue in effect for a period of one year from its date of approval and shall continue thereafter for successive annual periods, provided that such continuance is specifically approved by a majority of the Board, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, of FRIC and have no direct or indirect financial interest in the operation of this Plan or in any Agreement related to this Plan (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on this Plan.

         SECTION 7. AMENDMENTS. This Plan may be amended at any time with respect to any Fund by the Board provided that any material amendment of the terms of this Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 6 hereof.

         SECTION 8. TERMINATION. This Plan is terminable, as to a Fund's Shares, by vote of a majority of the Disinterested Trustees.

         SECTION 9. SELECTION/NOMINATION OF TRUSTEES. While this Plan is in effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

         SECTION 10. RECORDS. FRIC will preserve copies of this Plan, and any agreements and written reports regarding this Plan presented to the Board for a period of not less than six years.

         SECTION 11. MISCELLANEOUS. The captions in this Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, Frank Russell Investment Company has adopted this revised Shareholder Services Plan as of March 2, 2004.

                                         FRANK RUSSELL INVESTMENT COMPANY

                                         By: ___________________________________
                                         Title: ________________________________

                                                                      APPENDIX A

                         SHAREHOLDER SERVICES AGREEMENT
                              WITH SERVICING AGENT

                        FRANK RUSSELL INVESTMENT COMPANY

                         _______________________ SHARES
                                ("CLASS SHARES")

Ladies and Gentlemen:

         We wish to enter into this Shareholder Services Agreement ("Agreement") with you concerning the provision of shareholder assistance, support, and administrative services to your clients ("Customers") who may from time to time hold or beneficially own or hold as shareholders of record of Class Shares in one or more of the portfolios (the "Funds") of Frank Russell Investment Company ("FRIC") for which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act").

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide administrative support services to your Customers who may from time to time beneficially own Class Shares. Such services may include, but neither are required to include nor are limited to the following (1) acting as the sole shareholder of record and nominee for Class Shareholders; (2) maintaining account records for Class Shareholders; (3) receiving, aggregating and processing Class Shareholder purchase, exchange, and redemption orders from Class Shareholders and placing net purchase, exchange, and redemption requests with us; (4) issuing confirmations to Class Shareholders; (5) providing and maintaining elective services for Class Shareholders such as check writing and wire transfer services; (6) providing Class Shareholder sub-accounting; (7) communicating periodically with Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as we or FRIC may reasonably require to the extent you are permitted to do so under applicable statutes, rules or regulations. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

         Section 2. You will perform only those activities that are consistent with statutes and regulations applicable to you.

         Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

         Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, FRIC or the Class Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us or FRIC in writing.

         Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or FRIC in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and FRIC harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us and FRIC and our respective designees concerning the performance of your responsibilities under this Agreement.

         Section 6. In consideration of the services and facilities provided by you hereunder, we, acting on behalf of FRIC, will pay to you quarterly, and you will accept as full payment therefor, a fee equal to the percentage of the average net asset value of Class Shares held by your Customers as set forth on Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us or FRIC, in our or its sole discretion, at any time upon notice to you. Further, we or FRIC may, in our discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to you for the account of any Customer or Customers and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") rules governing receipt by NASD members of shareholder investment services plan fees from registered investment companies (the "NASD Rules"). Such compensation shall only be paid for services determined to be permissible under the NASD Rules, and you agree that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Class Shares.

         Section 7. You agree to furnish us, FRIC or our respective designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us, FRIC and our respective designees (including, without limitation, any auditors or legal counsel designated by us or FRIC), in connection with the preparation of reports to FRIC's Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by FRIC; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Class Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority for your Customer to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your Customers' benefit.

         Section 10. You agree to conform to compliance standards adopted by us or FRIC as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

         Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable with respect to Class Shares of any Fund, without penalty, at any time by us (which termination may be by a vote of a majority of our Disinterested Trustees) or by you upon written notice to the other party hereto.

         Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention: President.

                                   Very truly yours,

                                   RUSSELL FUND DISTRIBUTORS, INC.,
                                   on behalf of Frank Russell Investment Company

Dated as of  _______________       By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

                                   ACCEPTED AND AGREED TO:

                                   (Firm Name)

                                   ____________________________________
                                   (Address)

                                   ____________________________________
                                   (City) (State) (County)

                                   Fax # ______________________________

                                   Attention: _________________________

Dated as of _____________          By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

                                   APPENDIX A

                                  FEE SCHEDULE

Class                               Fee(5)

---------------------
(5) Fees are expressed as a percentage of the average net asset value of Class Shares held by your Customers during the preceding calendar quarter.

                                                                      Appendix B

                         SHAREHOLDER SERVICES AGREEMENT
                                WITH DISTRIBUTOR

                        FRANK RUSSELL INVESTMENT COMPANY

                                 CLASS B SHARES
                                 CLASS C SHARES
                                 CLASS D SHARES
                                 CLASS E SHARES

Ladies and Gentlemen:

We wish to enter into this Shareholder Services Agreement ("Agreement") with you concerning the provision of direct or indirect shareholder assistance, support, and administrative services to persons who may from time to time hold or beneficially own or hold as shareholders of record ("Shareholders") Class B, Class C, Class D or Class E Shares (each, respectively, "Class Shares") in one or more of the portfolios (the "Funds") of Frank Russell Investment Company ("FRIC") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act").

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide or cause to be provided administrative support services to Shareholders who may from time to time beneficially own Class Shares. Such services may include, but neither are required to include nor are limited to the following: (1) acting as the sole shareholder of record and nominee for Class Shareholders; (2) maintaining account records for Class Shareholders; (3) receiving, aggregating and processing Class Shareholder purchase, exchange, and redemption orders from Class Shareholders and placing net purchase, exchange, and redemption requests with us; (4) issuing confirmations to Class Shareholders; (5) providing and maintaining elective services for Class Shareholders such as check writing and wire transfer services; (6) providing Class Shareholder sub-accounting; (7) communicating periodically with Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as we may reasonably require to the extent you are permitted to do so under applicable statutes, rules or regulations. All services rendered or caused to be rendered hereunder by you shall be performed in a professional, competent and timely manner.

         Section 2. You will perform or cause to be performed only those activities which are consistent with applicable statutes and regulations.

         Section 3. You will provide or cause to be provided such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by any person you retain to provide services described in this Agreement) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

         Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Class Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

         Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Shareholders. You and your employees will, upon request, be available during normal business hours to consult with us and our respective designees concerning the performance of your responsibilities under this Agreement.

         Section 6. In consideration of the services and facilities provided or caused to be provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee equal to the percentage of the average net asset value of Class Shares held by Shareholders as set forth on Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to you for the account of any Shareholder or Shareholders and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers ("NASD") rules governing receipt by NASD members of shareholder investment services plan fees from registered investment companies (the "NASD Rules"). Such compensation shall only be paid for services determined to be permissible under the NASD Rules, and you agree that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Class Shares.

         Section 7. You agree to furnish us or our respective designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Shareholders of the services described herein), and will otherwise cooperate with us and our respective designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided or caused to be provided by you hereunder be primarily intended to result in the sale of any shares issued by the Investment Company; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of Shareholders' assets in Class Shares of the Funds, will be disclosed by you to Shareholders to the extent required by applicable laws or regulations, will be authorized by Shareholders and will not result in an excessive or unreasonable fee to you, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority for Shareholders to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for Shareholders' benefit.

         Section 10. You agree to conform to compliance standards adopted by us as to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

         Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable with respect to Class Shares of any Fund, without penalty, at any time by us (which termination may be by a vote of a majority of our Disinterested Trustees) or by you upon written notice to the other party hereto.

         Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention: President.

                                   Very truly yours,

                                   FRANK RUSSELL INVESTMENT COMPANY

Dated as of  _______________       By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

                                   ACCEPTED AND AGREED TO:

                                   RUSSELL FUND DISTRIBUTORS, INC.
                                   909 A Street
                                   Tacoma, WA  98402

                                   Fax # (253) 596-2497

                                   Attention: _________________________

Dated as of _____________          By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

                                   APPENDIX A

                                  FEE SCHEDULE

Class                              Fee(6)
-----                              -----
Class B                            0.25%
Class C                            0.25%
Class D                            0.25%
Class E                            0.25%

--------------------
(6)Fees are expressed as a percentage of the average net asset value of Class Shares outstanding during the preceding calendar quarter.